United States
Securities And Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2008
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-330594	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
512 Kingsland Drive
Batavia IL 60510-2299
(630) 845-4500
(Address and Telephone Number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) With respect to the appointment and departure of principal officers, on April 30, 2008 the Registrant issued the press release attached to this Report as Exhibit 99.1 to report the resignation of Vincent J. Arnone as Senior Vice President, Treasurer and Chief Financial Officer of the Registrant to be effective on May 31, 2008. Also, to replace Mr. Arnone, the Board of Directors of the Registrant on May 1, 2008 elected John P. Graham as Senior Vice President of the Registrant from April 30, 2008 and as Senior Vice President, Treasurer and Chief Financial Officer of the Registrant from June 1, 2008.
     (b) There is no family relationship between Mr. Graham and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.
     (c) From 2006 to 2007 Mr. Graham, age 43, was Vice President and Chief Financial Officer of Hub International Limited, an insurance brokerage, and from 2002 to 2006 was Senior Vice President of Finance, Treasurer and Assistant Secretary of Career Education Corporation, an educational services company.
     (d) Mr. Arnone is entering into a consultancy agreement with the Company to provide services from June 1, 2008 through September 30, 2008. In consideration of his consultancy and the deferral of his resignation until arrangements were made for his successor, Mr. Arnone’s consultancy compensation will be a monthly retainer from June 1, 2008 through September 30, 2008 of $10,000 per month for 40 hours per month of service and $200 per hour in excess of 40 hours of service in any month; a prorated nine month settlement of his participation in the Company’s 2008 Corporate Incentive Plan in the amount of $67,500; the vesting on September 30, 2008 of options to acquire 41,250 shares of the Registrant’s common stock otherwise not exercisable until December 2008; and the right to exercise until October 1, 2009 all of his stock options vested at September 30, 2008 totaling 83,750 shares, including the above referenced 41,250 shares, at exercise prices from $3.80 to $25.49 per share.
     (e) As compensation from the Registrant commencing on April 30, 2008 Mr. Graham will receive an annual base salary of $300,000, a Target Participation Percentage of 40% of Base Salary in the Registrant’s Corporate Incentive Plan; a non-qualified stock option award, effective on and priced at the May 8, 2008 fair market value of the Registrant’s common stock, to acquire 50,000 shares of such stock; participation in the benefit and welfare programs offered by the Registrant to its officers from time to time; and, if his employment should be terminated within one year of a Change of Control of the Registrant, salary continuation for a period of up to one year following such termination.
     (f) Other than as stated above, there is no arrangement or understanding as to Mr. Arnone’s consultancy or Mr. Graham’s employment between Mr. Arnone or Mr. Graham and the Registrant, or its directors and officers. Mr. Graham is entering into the Registrant’s standard form of employment agreement which sets forth the above elements of compensation, establishes his employment as employment at will, and provides for the protection of the Registrant’s intellectual and other property and for the assignment of inventions to the Registrant.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release of April 30, 2008 issued by Fuel Tech, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: May 2, 2008	By:	/s/ C. W. Grinnell
Charles W. Grinnell
Vice President, General Counsel and Corporate Secretary